FOR IMMEDIATE RELEASE
McCormick Completes Acquisition of Enrico Giotti SpA
SPARKS, Md., December 15, 2016 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today announced that it has completed the purchase of 100% of the shares of Enrico Giotti SpA (Giotti), a leading Italian flavor manufacturer located in Florence, Italy. McCormick announced the agreement to acquire Giotti on November 29, 2016.

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Giotti is well known in the industry for its innovative beverage, sweet, savory and dairy flavor applications. Annual sales are approximately 53 million Euro (56 million U.S. dollars) and are expected to grow at a mid-to-high single digit rate for the next several years.

•	Financed with cash and short-term borrowings, McCormick expects to record an acquisition price of 120 million Euros (127 million U.S. dollars), subject to certain closing adjustments.

•	Expands value-added product offering for the industrial segment including additional expertise in flavoring health and nutrition products.
Founded in 1928, Giotti is a leading manufacturer of natural flavors, aromatic herbal extracts, and concentrated juices headquartered in Florence, Italy. The acquisition of Giotti adds greater scale to McCormick’s already substantial industrial business in the Europe, Middle East and Africa region while expanding the breadth of McCormick’s value-added flavor solutions.
The purchase price for Giotti is 120 million Euro (127 million U.S. dollars) subject to certain closing adjustments. The transaction multiple is approximately 12 times EBITDA (earnings before interest, tax, depreciation and amortization). After absorbing transaction, integration and financing costs in 2017, the acquisition is expected to be fully accretive to EPS in 2018.
Forward-looking Information
Certain information contained in this release, including statements concerning expected performance such as those relating to net sales, earnings, cost savings, acquisitions and brand marketing support, are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as "may," "will," "expect," "should," "anticipate," "intend," "believe" and "plan." These statements may relate to: the expected results of operations of businesses acquired by the company, the expected impact of raw material costs and pricing actions on the company's results of operations and gross margins, the expected productivity and working capital improvements, expectations regarding growth potential in various geographies and markets, expected trends in net sales and earnings performance and other financial measures, the expectations of pension and postretirement plan contributions, the holding period and market risks associated with financial instruments, the impact of foreign exchange fluctuations, the adequacy of internally generated funds and existing sources of liquidity, such as the availability of bank financing, the ability to issue additional debt or equity securities and expectations regarding purchasing shares of McCormick's common stock under the existing authorization.
These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: damage to the company's reputation or brand name; loss of brand relevance; increased use of private label or other competitive products; product quality, labeling, or safety concerns; negative publicity about our products; business interruptions due to natural disasters or unexpected events; actions by, and the financial condition of, competitors and customers; the company's inability to achieve expected and/or needed cost savings or margin improvements; negative employee relations; the lack of successful acquisition and integration of new businesses; issues affecting the company's supply chain and raw materials, including fluctuations in the cost and availability of raw and packaging materials; government regulation, and changes in legal and regulatory requirements and enforcement practices; global economic and financial conditions generally, including the availability of financing, and interest and inflation rates; the investment return on retirement plan assets, and the costs associated with pension obligations; foreign currency fluctuations; the stability of credit and capital markets; risks associated with the company's information technology systems, the threat of data breaches and cyber-attacks; volatility in the effective tax rate; climate change; infringement of intellectual property rights, and those of customers; litigation, legal and administrative proceedings; and other risks described in the company's filings with the Securities and Exchange Commission.
Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With $4.3 billion in annual sales, the company manufactures, markets and distributes spices, seasoning mixes, condiments and other flavorful products to the entire food industry – retail outlets, food manufacturers and foodservice businesses. Every day, no matter where or what you eat, you can enjoy food flavored by McCormick. McCormick Brings Passion to Flavor™.
For more information, visit www.mccormickcorporation.com
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For information contact:
Investor Relations:
Joyce Brooks (410) 771-7244 or joyce_brooks@mccormick.com

Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com